Exhibit 3.25

CERTIFICATE OF FORMATION
OF
GALILEO INTERNATIONAL, L.L.C.

This Certificate of Formation of Galileo International, L.L.C. (the “Company”), dated as of July 11, 1997, is being duly executed and filed by Galileo International, Inc., a Delaware corporation, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Galileo International, L.L.C.

SECOND. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 11 day of July, 1997.

GALILEO INTERNATIONAL, INC.,
authorized person

BY	/s/ Babetta R. Gray
Name: Babetta R. Gray
Title: Senior Vice President,
Legal & General Counsel

CERTIFICATE OF MERGER

MERGING

GALILEO INTERNATIONAL PARTNERSHIP

WITH AND INTO

GALILEO INTERNATIONAL, L.L.C.

The undersigned limited liability company, organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the “Act”), DOES HEREBY CERTIFY THAT:

FIRST:  The name, form of business entity and jurisdiction of formation or organization of each of the constituent business entities in the merger (the “Constituent Entities”) are as follows:

Name and Form of Business Entity	Jurisdiction of Formation or Organization

GALILEO INTERNATIONAL, L.L.C. (a limited liability company)	Delaware

GALILEO INTERNATIONAL PARTNERSHIP (a general partnership)	Delaware

SECOND:  A Merger Agreement dated as of July 30, 1997 (the “Merger Agreement”) by and among Galileo International Partnership (the “Partnership”), Galileo International, L.L.C. (“Galileo, L.L.C.”) and Galileo International, Inc. (“Galileo, Inc. “), providing for the merger (the “Merger”) of the Partnership with and into Galileo. L.L.C., has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the requirements of Section 18-209 of the Act.

THIRD:  The name of the surviving business entity of the Merger (the “Surviving Entity”) is Galileo International. L.L.C.

FOURTH:  The effective date and time of the Merger shall be the date and time of the filing of this Certificate of Merger.

FIFTH:  The executed Merger Agreement is on file at the office of the Surviving Entity located at 9700 West Higgins Road, Suite 400, Rosemont, Illinois 60018.

SIXTH:  A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of or person holding an interest in either Constituent Entity.

IN WITNESS WHEREOF. this Certificate of Merger has been executed on this 30th day of July, 1997.

GALILEO INTERNATIONAL, INC.

By:	/s/ Babetta R. Gray
Name:	Babetta R. Gray
Title:	Senior Vice President,
Legal & General Counsel

CERTIFICATE OF AMENDMENT

OF

GALILEO INTERNATIONAL, L.L.C.

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is GALILEO INTERNATIONAL, L.L.C.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on June 24, 2002.

/s/ Lynn Feldman
Name: Lynn Feldman
Title: Authorized Person